AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT to the Amended and Restated Transfer Agent Servicing Agreement, dated as of July 30, 2020 (the “Agreement”), is entered into as of the last date on the signature block, by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”) and effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Agreement to add a new series of the Trust, and;

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios

Exhibit 2, the Regan Total Return Income Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher E. Kashmerick	By: /s/ Anita Zagrodnik

Name: Christopher E. Kashmerick	Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

Date: 9/11/2020	Date: 9/14/2020

Exhibit 2 to the Trust for Advised Portfolios Amended and Restated Transfer Agent Servicing Agreement

Name of Series

Regan Total Return Income Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at September 2020

Annual Service Charges to the Fund*

▪	Base Fee per CUSIP	$__ for first CUSIP in Fund Complex $__ each additional class CUSIP in Fund Complex
▪	Open Accounts	$__ per open account
▪	Closed (zero balance) Accounts	$ __ per closed account
▪	Daily Accrual Fund Accounts	$__per open account

Annual Basis Point Fee per Fund Complex
_ basis point on the first $_
_ basis points on the next $_
_basis points on the balance

Services Included in Annual Basis Point Fee
•Telephone Calls
•Voice Response Calls
•Manual Shareholder Transaction & Correspondence
•Omnibus Account Transaction
•Daily Valuation/Manual 401k Trade
•Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
•NSCC System Interface
•Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
•Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), , EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Advisor’s Signature below acknowledges approval of the Fund Accounting fee schedule on this Exhibit 2

Regan Capital, LLC

By: /s/ Skyler Weinand

Printed Name and Title: Skyler Weinand, Managing Member Date: 9/9/2020

Exhibit 2 (continued) o the Trust for Advised Portfolios Amended and Restated Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services - Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
•$_ per qualified plan account or Coverdell ESA account (Cap at $_ per SSN)
•$_ per transfer to successor trustee
•$_ per participant distribution (Excluding SWPs)
•$_ per refund of excess contribution
•$_per reconversion/recharacterization

Additional Shareholder Paid Fees
•$_ per outgoing wire transfer or overnight delivery
•$_ per telephone exchange
•$_ per return check or ACH or stop payment
•$_ per statement year requested per account (This fee applies to research requests for statements older than the prior year)

CUSIP Setup
•CUSIP Setup beyond the initial CUSIP – $_ per CUSIP
•Expedited CUSIP Setup – $_ per CUSIP (Less than 35 days)

Fund Characteristic Change
•Fund Name Change – $_ per fund/ per change
•Fund CUSIP Change – $_ per fund/ per change

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
•Digital Investor
− Implementation – $_ per fund group
− Annual Base Fee – $_ per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
•Activity (Session) Fees:
− Inquiry – $_ per event
− Login Challenge – $_ per event
− Account Maintenance – $_ per event
− Transaction – financial transactions, duplicate statement requests, etc. – $_ per event − New Account Set-up – $_ per event
− Bank Verification Attempt – $_ per event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company – file generation and delivery – $6,000 per year
•Per Record Charge
◦Rep/Branch/ID – $_
◦Dealer – $_
•Price Files – $_ per record or $_ per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
•Account inquiry
◦Inquiry - $_ per event
◦Vision ID - $_er month per ID
•Transaction Processing*
◦Implementation Fee - $_ per Management Company
◦Transaction – purchase, redeem, and exchange - $_ per event
◦Monthly Minimum Charge - $_ per month
•Electronic Statements*
◦Implementation- $_ per fund group
◦Load charges-$_ per image
◦Archive charge (for any image stored beyond 2 years)-$_ per document *Vision ID and event charges also apply.
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
▪ $_per Email

Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
•STAT – Statement and Tax Form Storage & Retrieval
◦Setup: $_per user
◦Support: $_ per user per month
•ReportSource – Report and Data File Storage & Retrieval
◦Setup: Included in initial fund setup on Transfer Agent system
◦$_ per user per month
Additional Data Delivery Services
•Ad Hoc/PowerSelect File Development
◦Standard ad-hoc select: $_ per file
◦Custom coded data for recurring, scheduled delivery: $_ per hour consultation and programming development - Support: $_ per file per month for recurring files/reports scheduled for delivery via Report Source. - Recurring files scheduled for delivery via Report Source.
•Custom Electronic File Exchange (MFS delivery of standard TIP files)
◦Setup: $_ one-time fee
◦Support: $_per file per month
•File Delivery to Alternate Sales Reporting Provider
◦Setup: $_ one-time fee
◦Maintenance Fee: $_ per file per month
Chat Services
•Implementation Fee – $_
•Monthly Fee – $_ per month
•Per Chat Fee – $_ per chat or $_ per minute of chat

Outbound Calling & Marketing Campaigns
•Cost based on project requirements including hours, data sourcing and reporting.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued) Electronic Form Delivery and Signature Capture
•Implementation fee – $_ (includes 15 forms)
•Additional setup fee – $_ for each additional form and email template
•Form and fund logo modifications – $_ per form, $_ per updated Fund Logo
•Monthly minimum fee – $_ per month
•Per electronic envelope Fee – $_
Recordkeeping Application Access
•Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers - $_ implementation
◦$_ per month
•Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers - Cost varies depending upon location and bandwidth
•TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
◦$_ implementation
◦$_ per ID per month
•TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning. - $_ implementation
◦$_ per ID per month
•TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only. - $_ implementation
◦$_per ID per month
•Automated Work Distributor (AWD) – Image and workflow application.
◦$_implementation
◦$_ per ID per month
•Same Day Cash Management (SDCM) – Fund level transaction and cash reporting. - $_ implementation
◦$_ per ID per month
•PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system. - $_ per month
Programming Services
•$_ per hour (subject to change)
•Charges incurred for customized services based upon fund family requirements including but not limited to:
◦Fund setup programming (transfer agent system, statements, options, etc.)
◦Customized service development
◦Voice response system setup (menu selections, shareholder system integration, testing, etc.)
◦All other client specific customization and/or development services

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts. ▪ $_ per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
•$_ setup per fund group
•$_ per month administration
•$_ per received email correspondence

Transfer Agent & Shareholder Services

Additional Services Fee Schedule (Continued)

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
▪ $_ per fund group per month

CTI Reporting
Integrated custom detailed call reporting – $250 per monthly report
Literature Fulfillment Services
•Account Management/Database Administration
◦$_ per month
◦Receiving – $_ per SKU
◦Order Processing – $_ per order
◦Skid Storage – $_ per month per location
◦Disposal – $_ per SKU
•Inbound Teleservicing Only
◦Account Management – $_ per month (OR)
◦Call Servicing – $_ per call
•Lead Source Reporting - $_ per month
•Closed Loop Reporting
◦Account Management – $_ per month
◦Database Installation, Setup – $_ per fund group
•Miscellaneous Expenses
◦Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews. ▪ $_ per Month

Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
•Initial data population: $_for less than 25 CUSIPS / $5,000 for 25 CUSIPS or more
•Monthly maintenance: $_ per management company
•Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $_/hour

Dealer Survey Completion
Dealer fund survey requests – $_ per hour for completion and quality validation

Fund Event* Services
•Programming & File Delivery – $_/hour
•Project Management/Analysis – $_/hour
•Account Data Retention – $_/account/month until purged*
•CUSIP Data Retention – $_/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent)*FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
•$_ – $_ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
•$_ – $_ MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
•$_– $_ MARS Sales Reporting (Includes 5 Sales Users)
•$_ – $_ MARS 22c-2 Compliance (Includes 5 Compliance Users)
•$_ – $_ – Enhanced Services*
Includes up to _ hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
•$_ – SalesForce.com Integration
•$_ – Custom Data Interface
•$_ – OmniSERV Setup
•$_ – Standard Interface
•$_ – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
•$_ – Sales Reporting
•$_ – 22c-2 Compliance
•$_ – CRM
•$_ – SFDC
Standard Version 8i Products & Services (Monthly Fee)
•$_ – OmniSERV
•$_ – Daily Transaction Load from Sales Portal
•$_ – Monthly Asset Load from Sales Portal
•$_ – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
•$_ – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data) MARS Lite Products & Services (Monthly fees based on AUM) ▪ $_/month (AUM $_ – $_)
•$_/month (AUM $_ – $_9)
•$_/month (AUM $_ – $_)
•$_/month (AUM $_ – $_)
Once an AUM of $_ has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to _ hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $_ per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $_ per month. No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
•$_ – Custom Data Interface
•$_– Standard Interface
•$_ – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
•$_ /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued) Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view. ▪ Document Loading, Storage, and Access – $0.08 per statement
•Document Consent Processing, Suppression, and Notification – $_ per suppressed statement
•Development & Implementation of Electronic Confirm Statements – $_initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access – $_ per statement
•Document Consent Processing, Suppression, and Notification – $_ per suppressed statement
•Development & Implementation of Electronic Investor Statements – $_ initial setup fee

Electronic Tax Presentation eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access – $_ per statement
•Document Consent Processing, Suppression, and Notification – $_ per suppressed statement
•Development & Implementation of Electronic Tax Statements – $_ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
•Document Consent Processing, Suppression, and Notification – $_ per suppressed statement
•Development & Implementation of Electronic Compliance Documents – $_ initial setup fee

Related Digital Investor Fees
•View Consent Enrollment – $_ per transaction
•Consent Enrollment – $_ per transaction
•View Statements – $_ per view

Notes:
•Statements presented as PDF documents
•Statements will be loaded for all accounts, regardless of consent
•Three year minimum term
•Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $0.015 per document per year for three years and greater, if desired
Digital Investor customization charges apply

Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+
•$_ implementation fee per Trust per Third-Party Agent Lender
•Annual Base Fee $25,000 per Trust per Third-Party Agent Lender
•Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
▪ $_ - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average